As filed with the Securities and Exchange Commission on April 13, 1998
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          PREMISYS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               94-3153847
         (State of incorporation)                  (I.R.S. employer
                                                   identification no.)

                               48664 Milmont Drive
                            Fremont, California 94538
          (Address, including zip code, of principal executive offices)

                             1994 Stock Option Plan
                            (Full title of the plan)

                                Riley R. Willcox
                             Chief Financial Officer
                          Premisys Communications, Inc.
                               48664 Milmont Drive
                            Fremont, California 94538
                                 (510) 353-7600
            (Name, address and telephone number of agent for service)

                                   Copies to:

                           Eileen Duffy Robinett, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306
                                 (415) 494-0600

                                                   CALCULATION OF REGISTRATION FEE
============================================ =============== ======================= ========================= ==================
                                                 Amount         Proposed Maximum         Proposed Maximum          Amount of
                                                 to be         Offering Price Per       Aggregate Offering       Registration
   Title of Securities to be Registered        Registered            Share                    Price                   Fee
-------------------------------------------- --------------- ----------------------- ------------------------- ------------------

Common Stock, $0.01 par value                 1,200,000 (1)       $26.9375 (2)           $32,325,000 (2)           $9,535.88
-------------------------------------------- --------------- ----------------------- ------------------------- ------------------

============================================ =============== ======================= ========================= ==================

  (1)  Additional  shares  registered  pursuant  to this  Registration  Statement  as of April 13, 1998 under the 1994 Stock
       Option Plan.

  (2)  Estimated as of April 7, 1998 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                          PREMISYS COMMUNICATIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                (a) The Registrant's Annual Report on Form 10-K, as amended by its Form 10-K/A, Amendment No. 1, for the fiscal year ended June 27, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), which Annual Report contains audited financial statements for the year ended June 27, 1997.

                (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 26, 1997 filed pursuant to
                         Section 13(a) of the Exchange Act.

                (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 26, 1997 filed pursuant to
                         Section 13 (a) of the Exchange Act.

                (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on March 14, 1995 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Fenwick & West LLP, Palo Alto, California. Certain partners of Fenwick & West LLP own an aggregate of approximately 4,500 shares of Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

                As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware

General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts. This provision does not affect the availability of equitable remedies such as injunctive relief or rescission. Further, such limitation of liability also does not affect a director's responsibilities under any other laws, including federal securities laws or state or federal environmental laws.

                The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the Indemnity Agreement; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of 16(b) of the Securities Exchange Act of 1934 and related laws; (iv) on account of conduct by the indemnified party which is finally adjudged to have been in bad faith; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

                The indemnity agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law or otherwise.

                The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

                As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, has purchased director and officer liability insurance.

Item 7.  Exemption from Registration Claimed.

                Not applicable.

Item 8.  Exhibits.

               4.01 Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 12, 1995 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Form 10-Q for the Quarter ended March 31, 1995).

               4.02 Registrant's Certificate of Amendment to Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 15, 1995 (incorporated herein by reference to Exhibit 3.05 of the Registrant's Form 10-Q for the Quarter ended December 29, 1995 (the "December 1995 Form 10-Q")).

               4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 3.04 of the Registrant's Registration Statement on Form S-1 (No. 33-89598) originally filed on February 21, 1995 and as subsequently amended (the "Form S-1")).

               4.04      Registrant's   1994  Stock   Option  Plan  and  related
                         documents.

               4.05 Form of specimen certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

               4.06 Investors' Rights Agreement, dated as of March 12, 1992, as amended June 15, 1992, October 22, 1993,
                         December 14, 1993, February 18, 1994 and May 9, 1994 among Registrant and various investors (incorporated by reference to Exhibit 4.02 of the Form S-1).

               4.07 Waiver Relating to and Amendment of Investors' Rights Agreement dated as of July 24, 1995 among Registrant and various investors (incorporated herein by reference to Exhibit 4.03 of the Registrant's Registration Statement on Form S-1 (No. 33-95266) filed August 1,
                         1995).

               5.01      Opinion of Fenwick & West LLP.

              23.01      Consent  of  Fenwick & West LLP  (included  in  Exhibit
                         5.01).

              23.02      Consent   of   Price   Waterhouse   LLP,    Independent
                         Accountants.

              24.01      Power of Attorney (see page 8).

Item 9.  Undertakings.

                The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements;

                           (iii)   To  include  any  material  information  with
                                   respect  to  the  plan  of  distribution  not
                                   previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                         Provided,  however,  that paragraphs (1)(i) and (1)(ii)
above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                         (2) That, for the purpose of determining  any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3)  To  remove  from   registration   by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         The undersigned  Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's
annual  report   pursuant  to  Section  15(d)  of  the  Exchange  Act)
that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         Insofar  as  indemnification  for  liabilities  arising
under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







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                                       6

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 13th day of April, 1998.


                         PREMISYS COMMUNICATIONS, INC.




                         By:  /s/ Riley R. Willcox
                              --------------------------------------------------
                              Riley R. Willcox
                              Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Raymond C. Lin and Riley R. Willcox, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the  requirements of the Securities Act, this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                          Title                                 Date
------------------------                               -----------                           ----------
Principal Executive Officer:


/s/ Raymond C. Lin                          Chief Executive Officer                       April 13 , 1998
------------------------------------        and a Director
Raymond C. Lin



Principal Financial Officer:


/s/ Riley R Willcox                         Senior Vice President, Finance and            April 13 , 1998
------------------------------------        Administration, Chief Financial
Riley R. Willcox                            Officer and Secretary



Principal Accounting Officer:


/s/ Robert W. Dilfer                        Vice President and Controller                 April 13 , 1998
------------------------------------
Robert W. Dilfer



                                            8



Additional Directors:


/s/ Boris J. Auerbuch                       Director                                      April 13 , 1998
------------------------------------
Boris J. Auerbuch


/s/ Lip-Bu Tan                              Director                                      April 13 , 1998
------------------------------------
Lip-Bu Tan


/s/ Gary J. Morgenthaler                    Director                                      April 13 , 1998
------------------------------------
Gary J. Morgenthaler


/s/ Marino R. Polestra                      Director                                      April 13 , 1998
------------------------------------
Marino R. Polestra


/s/ Edward A, Keible                        Director                                      April 13 , 1998
------------------------------------
Edward A. Keible


/s/ Robert C. Hawk                          Director                                      April 13 , 1998
------------------------------------
Robert C. Hawk

                                  Exhibit Index

Exhibit No.                       Description
-----------                       -----------


 4.01 Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on April 12, 1995
              (incorporated herein by reference to Exhibit 3.01 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1995).

 4.02 Registrant's Certificate of Amendment to Registrant's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on December 15, 1995 (incorporated herein by reference to Exhibit 3.05 of the Registrant's Form 10-Q for the Quarter ended December 29, 1995 (the "December 1995 Form 10-Q").

 4.03 Registrant's Bylaws, as amended (incorporated herein by reference to Exhibit 3.04 of the Registrant's Registration Statement on Form S-1 (No. 33-89598) originally filed on February 21, 1995 and as subsequently amended (the "Form S-1")).

 4.04         Registrant's 1994 Stock Option Plan and related documents.

 4.05         Form  of  specimen   certificate  for  Registrant's  Common  Stock
              (incorporated  herein by  reference  to  Exhibit  4.01 of the Form
              S-1).

 4.06 Investors' Rights Agreement, dated as of March 12, 1992, as amended June 15, 1992, October 22, 1993, December 14, 1993, February 18, 1994 and May 9 , 1994 among Registrant and various investors (incorporated by reference to Exhibits 4.02 of the Form S-1).

 4.07 Waiver Relating to and Amendment of Investors' Rights Agreement dated as of July 24, 1995 among Registrant and various investors (incorporated hereby by reference to Exhibit 4.03 of the Registrant's Registration Statement on Form S-1 (No. 33-95266) filed August 1, 1995).

 5.01         Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of Price Waterhouse LLP, Independent Accountants.

24.01         Power of Attorney (see page 8).

                                       10